Exhibit 99.1

Tableau Appoints Adam Selipsky As New CEO

Christian Chabot remains Chairman of the Board

SEATTLE, WA — Aug. 22, 2016 – Tableau Software, Inc. (NYSE: DATA), the global leader in visual analytics, today announced that it has appointed Adam Selipsky as president and chief executive officer effective September 16. Christian Chabot, Tableau’s co-founder and current CEO, will continue to serve as chairman of Tableau’s board of directors.

“Adam is going to take Tableau to the next level,” said Chabot. “His experience in making AWS the world’s leading cloud platform, his passion for servicing customers at a global scale, and his authentic team player attitude make him an extraordinary fit for Tableau.” Continued Chabot, “He is the right person to lead Tableau to the next stage of growth.”

Adam Selipsky has spent over a decade building Amazon Web Services, one of the most successful technology platforms in the world. His leadership helped grow AWS from a start-up into a multi-billion dollar business and establish it as the undisputed market leader in cloud computing. Selipsky currently serves as Vice President of Marketing, Sales and Support for AWS. Prior to joining Amazon, he was an executive at RealNetworks, leading the video subscription and media player division. Before that, he was a Principal at Mercer Management Consulting, a strategy consulting firm. He holds an A.B. in Government and an MBA from Harvard University.

“I’m incredibly excited to join the Tableau team,” said Selipsky. “Tableau has that rare combination of a passionate customer base, leading products, amazingly talented people, dedication to technology innovation, and momentum in the market. The company is positioned to become the new world standard in analytics. I’m honored to join the leadership team and all the great people that have fueled Tableau’s disruption of business analytics. As we add capabilities for our customers, deepen our enterprise presence, and expand into the cloud, our mission remains unchanged – to help people see and understand their data.”

John McAdam, lead independent director and chair of the nominating and governance committee of Tableau’s board of directors stated, “Tableau has pioneered a new age in data analytics by dramatically reducing the complexity needed for customers to truly make use of their data. Bringing Adam on board will lead Tableau into the next stage of growth.”

Christian Chabot will remain actively involved in the company as chairman of the board of directors. He will continue to assist the company with long-term strategy and customer evangelism. Chabot served as Tableau’s CEO for 14 years and helped grow the company into a technology pioneer with over 46,000 customer accounts. “We’re just getting started in our journey,” Chabot added, “Tableau has the capability to become the standard for how people work with data, and in doing so to grow into a globally recognized technology brand. With the company’s scale and success to date, we have the opportunity to broaden our leadership team as we continue to delight customers and to build the company.”

Additionally, Tableau is bolstering its technology leadership. Chris Stolte, Tableau’s co-founder and Chief Development Officer, will transition to Technical Advisor and Andrew Beers will take the leadership of the product development team as Chief Development Officer. Francois Ajenstat, one of the company’s long-time product leaders, will be elevated to a new position as Chief Product Officer, reporting to Beers.

“Andrew has been with Tableau from the very beginning as one of our first developers. He’s been instrumental in leading our engineering team to build the best analytics platform in the world. I look forward to continuing to partnering with Andrew as we build the next phase of our company,” said Stolte.

“Tableau is a transformational technology company,” commented Brooke Seawell, Tableau board member. “We are thrilled to have Adam as our CEO. The next five years are going to be extraordinary for the company, and I have no doubt that the greatest impact of Tableau on the world is yet to come.”

In conjunction with this announcement, Tableau will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today with Christian Chabot. A live audio webcast and replay of the call, will be available in the Investor Relations section of Tableau’s website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 69849807. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode 69849807.

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Doreen Jarman

Tableau Public Relations

206.634.5648

pr@tableau.com

Carolyn Bass

Market Street Partners

415.445.3232 or 415.445.3235

tableau@marketstreetpartners.com

About Tableau

Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. As of June 30, 2016, more than 46,000 customer accounts get rapid results with Tableau in the office and on-the-go. Over 200,000 people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.

Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements

This press release contains and the conference call will contain “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s ability to integrate and transition leadership to new executive officers, market acceptance of visual analytics, the company’s business and customer growth and product adoption and leadership position in the market, the company’s research and development investments, costs, efforts and future product releases, the company’s ability to address any market opportunities, and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with Tableau’s ability to attract, integrate and retain qualified personnel; anticipated growth in Tableau’s business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; Tableau’s ability to provide high-quality service and support offerings; risks associated with international operations; macroeconomic conditions; and market conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s most recently filed Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.